CLASS A WARRANTS
                            TO PURCHASE COMMON STOCK
                                       OF
                                 CNE GROUP, INC.

          THESE WARRANTS ARE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER THEY NOR THE SHARES OF COMMON STOCK FOR WHICH THEY CAN BE EXERCISED MAY BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION THEREFROM IS AVAILABLE.

WHEREAS, at a meeting of the Board of Directors of CNE Group, Inc. (the "Company") duly called and held on April , 2003, the Board authorized the granting __________Class A Redeemable Warrants (the "A Warrants"), each to purchase, initially, one share of the Company's Common Stock, par value
$0.00001,  (the  "Common  Stock")  to  ________________(the  "Holder"),  with an address at ______________in accordance with the terms set forth herein; and

WHEREAS, these A Warrants are part of a series of A Warrants (the "Series A Warrants"), all with the same terms and conditions as those set forth herein, which may be issued by the Company exercisable for up to an aggregate 1,697,961 shares of Common Stock; and

WHEREAS, the Series A Warrants are being issued together with shares of the Company's Class A Preferred Stock (the "A Preferred Stock") having an aggregated Liquidation Preference of $1,697,961 and are not detachable or separately transferrable from the A Preferred Stock prior to _____________, 2008 (the "Exercise Commencement Date"); and

WHEREAS, each A Warrant permits the holder thereof, for a period commencing the Exercise Commencement Date and terminating on ____________, 2013 unless sooner terminated as otherwise provided herein, to purchase one share (collectively the "A Warrant Shares") of Common Stock, initially, at $1.00 per share; and

WHEREAS, the Company desires to set forth the terms of the A Warrants and the Holder desires to accept such terms;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.  Grant of Warrants.
    ------------------

The Company hereby grants to the Holder the right to purchase one A Warrant Share for each A Warrant granted hereby for a price of $1.00 as hereinafter adjusted (the "Exercise Price"). The A Warrants may be exercised, except as otherwise provided herein, in whole or in part at any time commencing on the Exercise Commencement Date and terminating at 5:00 P.M., New York time, on _________ , 2013 (the "Expiration Date").

2.  Manner of Exercise.
    -------------------

The A Warrants underlying this A Warrant Agreement may be exercised in whole or in part by surrender of this A Warrant Agreement, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this A Warrant Agreement, the Company shall also issue and deliver to the Holder a new A Warrant Agreement of like tenor, in the name of the Holder, for the exercise of the number of A Warrant Shares for which such A Warrant Agreement may still be exercised.

3.  Investment Representation.
    --------------------------

The Holder acknowledges that the A Warrants underlying this A Warrant Agreement as well as the A Warrant Shares for which these A Warrants may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that he is acquiring the A Warrants and will acquire the A Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the A Warrants nor the A Warrant Shares may be sold unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available;
(ii) any routine sales of the Company's securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register the A Warrants or the A Warrant Shares on his behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any A Warrant Shares for which the A Warrants may be exercised will bear on its face a legend in substantially the following form:

       These   securities  have  not  been  registered   under  the
       Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4.  Holder Not Deemed Stockholder.
    ------------------------------

The Holder shall not, as holder of the A Warrants, be entitled to vote or to receive dividends, except as may be provided in Section 5 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the A Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of the A Warrants, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the A Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

5.  Warrant Adjustments.
    --------------------

The Exercise Price and the number of shares purchasable upon exercise of the A Warrants shall be subject to adjustment with respect to events after the date hereof as follows:

     (a) Adjustment for Change in Capital Stock. Except as provided in Paragraph 5 (k) below, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price in effect immediately prior to such action shall be adjusted so that if the A Warrants are thereafter exercised, the Holder may receive the number and kind of shares which he would have owned immediately following such action if he had exercised the A Warrants immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of the A Warrants may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 5.

     (b) Subscription Offerings. In case the Company shall issue to stockholders or otherwise rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the lower of the then Exercise Price or the Current Market Price per share (as defined in Paragraph 5 (d) below) on the record date for the determination of stockholders entitled to receive such rights, or otherwise on the granting date, as the case may be, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date, as the case may be, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Exercise Price or Current Market Price, as the case may be, and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date or granting date, as the case may be; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that the A Warrants are not exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

     (c) Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe or purchase Common Stock (excluding those referred to in Paragraph (b) above), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph (d) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

     (d) Current Market Price. For the purpose of any computation under Paragraphs (b) and (c) of this Section 5, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

     (e) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the A Warrants, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

     (f) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments, which by reason of this Paragraph 5 (f) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Paragraph 5 (f), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     (g) Referral of Adjustment. In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the A Warrants shall have been exercised after such record date the

Company may elect to defer until the occurrence of such event issuing to the Holder the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (h) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Paragraphs (a) through (c) of this Section 5, the A Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the A Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     (i) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Paragraphs (a) through (c) of this Section 5 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the A Warrants. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the A Warrants become exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

     (j) Notice of Adjustments. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating
(i) the facts requiring the adjustment, (ii) the adjusted Exercise Price and the manner of computing it; and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

     (k) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of the A Warrants. If the issuer of securities deliverable upon exercise of the A Warrants is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise the A

Warrants into the kind and amount of securities, cash or other assets that he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had exercised the A Warrants immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 5. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 5 (a) above does not apply.

     (l) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Paragraphs 5 (a) through (c) above.

     (m) Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, the A Warrants and all rights thereunder shall expire.

     (n) Notices. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to this Section 5; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (o) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this Section 5 shall be conclusive, absent manifest error.

6.  Fractional Shares.
    ------------------

If the number of A Warrant Shares purchasable upon the exercise of the A Warrants is adjusted pursuant to Section 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the A Warrants or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share.

7.  Inclusion of A Warrant and A Warrant Shares in Registration Statement;
    ----------------------------------------------------------------------
    Right to Registration.
    ----------------------

     (a) Holder's Right to Registration. Commencing on the Exercise

Commencement Date and through one year after the date on which all of the A Warrants have expired and/or been exercised, upon receipt of notice (the "Registration Request Notice") requesting registration under the Securities Act of the A Warrants and the A Warrant Shares (collectively the "Registerable Securities") from the holders of the majority of the Registerable Securities, the Company will offer to the Holder the opportunity to include his Registerable Securities in such registration. The Company will use its best efforts to file with the Commission as promptly as practicable but in no event later than thirty
(30) days after its receipt of the Registration Request Notice, a registration statement (the "Demand Registration Statement"), and will use its best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of two years thereafter, the date that all the Registerable Securities registered thereby have been sold or, in the reasonable opinion of the Company's counsel, the Registerable Securities may be sold publicly without registration. The Company will also use its best efforts to qualify the Registerable Securities under the securities laws of the state where the Holder resides provided the Company is not required to execute a general consent to service or to qualify to do business in such state. This offer to the Holder shall be made within 10 days after the Company receives the Registration Request Notice. This Demand Registration right may be exercised one time only. If the Holder elects to include his Registerable Securities in the Demand Registration Statement, he will, in a timely fashion, provide the Company and its counsel with such information and execute such documents as the Company's counsel may reasonably require to prepare and process the Demand Registration Statement. If the Holder elects not to include his Registerable Securities in the "Demand Registration Statement," he shall have no further rights to the registration of his Registerable Securities under this Paragraph 7 (a).

     (b) "Piggy Back" Registration Rights. If at any time after the Exercise Commencement Date, the Company proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to employee benefit plans or a merger or similar transaction) (a "Public Offering"), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If the Holder's Registerable Securities have not been previously registered as provided in Section 7 (a) above, and he desires to include his Registerable Securities in the Piggy-Back Registration Statement, he shall notify the Company in writing within 15 days after receipt of such notice from the Company, in which event the Company shall include the Holder's Registerable Securities in the Piggy-Back Registration Statement. If the Holder elects to include his Registerable Securities in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement.

     (c) Copies of Registration Statements and Prospectuses. The Company will provide the Holder with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell his Registerable Securities after the Demand Registration

Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission (the "Effective Date").

     (d) The Company's Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this Section 7.

     (e) Indemnification. The Company and the Holder, if the Holder's Registerable Securities are included in a Registration Statement pursuant to this Section 7, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Registration Statement.

     (f) Restriction on Registration Rights. Anything to the contrary not withstanding, the Company shall not be required to register any Registerable Securities that, in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

8.  Covenants of the Company.
    -------------------------

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

9.  Detachability; Termination.
    ---------------------------

The Holder's A Warrants underlying this A Warrant Agreement are being issued to the Holder together with ______the shares (the "A Shares") of A Preferred Stock represented by certificate(s) #(s)______ also being issued to the Holder as of the date hereof. The Holder's A Warrants shall not detachable or separately transferrable from the A Shares prior to the Exercise Commencement Date. Anything to the contrary not with standing, in the event that the A Shares are redeemed by the Company prior to the Exercise Commencement Date, the A Warrants represented by this Warrant Agreement shall terminate on the date of such redemption.

10. Amendments.
    -----------

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

11. Governing Law.
    --------------

The A Warrants shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused these A Warrants to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as of the date above written.

CNE Group, Inc.                                   ______________________________



By: ____________________________            By:   ______________________________

    George W. Benoit, Chairman of the Board

                                SUBSCRIPTION FORM


                          To Be Executed by the Holder
                         in Order to Exercise A Warrants

The undersigned Holder hereby irrevocably elects to exercise the A Warrants, and to purchase the _______ shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

           [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER]


       __________________________________________________________________

       __________________________________________________________________

       __________________________________________________________________
                     [please print or type name and address]

and be delivered to


       __________________________________________________________________

       __________________________________________________________________

       __________________________________________________________________
                     [please print or type name and address]



and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the A Warrants, that new A Warrants exercisable for the balance of the shares issuable upon the exercise of the A Warrants be delivered to the Holder at the address stated below.

Dated:                                      X
        -------------------                  -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                           Address


                                             -----------------------------------
                                                Taxpayer Identification Number


                                             -----------------------------------
                                                      Signature Guaranteed

                                             -----------------------------------